Exhibit 99.1

April 13, 2015—Frequently Asked Questions and Answers
FROM TIME TO TIME, ACTAVIS INVESTOR RELATIONS WILL PROVIDE FAQS ON VARIOUS TOPICS OF INTEREST. THE FOLLOWING ARE RECENT FAQS.
1. When will you report first quarter earnings?
We will likely report our first quarter earnings on Monday, May 11th in order to provide us ample time to close the books given our recent close of the acquisition of Allergan.
2. How are you modeling the financing related to the Allergan acquisition for non-GAAP purposes?
For the first quarter 2015, we are including the total impact of the Allergan financing in both our GAAP and non-GAAP results from the day of the financing close. For the common and preferred stock it will be from the date of the equity offering close which was March 2, 2015. For the additional interest expense related to the additional $26.5 billion in debt issued to finance the Allergan acquisition, it will be as of the close of the debt offering on March 12, 2015 for the $21 billion in notes and the close of the acquisition on March 17, 2015 for the $5.5 billion of term loan.
3. How should I model Allergan’s two-week contribution post-close for Q1 2015?
The acquisition closed on March 17, 2015 and Actavis results will include 10 days of total Allergan results. Timing of shipments of product and revenue recognition policies will impact these results and therefore it is likely that 10 days of results is not indicative of total business performance. We plan to provide more information on the performance of the Allergan business during the first quarter as part of our first quarter earnings report.
4. How do we calculate the total share count?
In connection with the Allergan acquisition, the Company issued estimated ordinary share equivalents of approximately 141.7 million shares. This included:
14,513,889 ordinary shares issued as part of the Allergan financing.

Approximately 15,956,000 estimated ordinary shares, assuming the conversion of the 5,060,000 5.500% Mandatory Convertible Preferred Shares issued as part of the Allergan financing. o Each Mandatory Convertible Preferred Share will automatically convert on March 1, 2018, into between 2.8345 and 3.4722 ordinary shares, depending on the applicable market value of our ordinary shares and subject to certain anti-dilution adjustments. o The number of ordinary shares for share count calculation purposes was calculated by using the mid-range of the conversion rate.
Approximately 111.2 million ordinary shares issued to Allergan holders in exchange for unrestricted outstanding Allergan shares.
In addition to the above items, there is a dilutive impact of outstanding equity awards (including awards assumed in the Allergan acquisition). We previously reported shares outstanding as of February 13, 2015 of 266,252,295. Our estimated share count for the first quarter ending March 31, 2015 is anticipated to be approximately 300 million diluted shares outstanding.
5. What is the conversion rate of the preferred stock in the Allergan acquisition financing?
The preferred shares are mandatorily convertible on March 1, 2018 into a variable number of Actavis plc ordinary shares based on the current price of the ordinary shares for 20 consecutive trading days immediately prior to the conversion date. The conversion rate will be 2.8345 shares per unit if the current market price is equal to or greater than $352.80 and 3.4722 shares per unit if the market price is equal to or less than $288.00. If the current market price is between $352.80 and $288.00, the conversion rate will be determined using a formula that is based on the average price of the shares over the previous 20 day period.
6. How much interest expense should we add to the first quarter of 2015 related to the Allergan financing?
As of March 31, 2015, the total debt outstanding of the combined Company is approximately $43 billion excluding cash bridge financing. The blended cost of the $26.5 billion of debt issued as part of the Allergan acquisition was approximately 3%. Incremental interest expense related to the financing for the Allergan acquisition in the first quarter 2015, which will impact our non-GAAP results, was approximately $43 million. This does not include interest expense related to legacy Allergan notes or bridge loan financing fees. Interest related to legacy Allergan notes would be paid on the scheduled interest payment dates.
7. What are the fees and restructuring charges related to the Allergan Financing (cash and non-cash)?
We will provide details on non-capitalized fees and charges related to the Allergan financing as part of our Q1 2015 quarterly GAAP earnings results. Most of these fees and charges will be excluded from our non-GAAP results, with the exception of certain cash fees that will be included as part of deferred financing costs.

8. What is the total debt outstanding of the combined Company?
As of March 31, 2015, the total debt outstanding of the combined Company is approximately $43 billion excluding cash bridge financing. The total debt outstanding includes approximately $26.5 billion in new debt issued as part of the Allergan acquisition.
9. What is your anticipated debt level for year end 2015?
As previously stated, we will focus on delivering quickly by using strong free cash flows from the combined business. Our goal is to be below 3.5x debt to pro forma adjusted EBITDA within 12 months.
10. When will you give combined guidance?
We are currently planning to provide updated combined guidance for full year 2015 at or prior to Q2 earnings in early August. Our goal is to provide combined guidance as soon as we can.
11. What will be the reporting structure beginning in Q2?
The new combined company reporting structure is still being finalized and will be reported beginning with our second quarter 2015 earnings. As a general guide, you can expect that we will be reporting our quarterly and annual results based on the previously announced combined management structure communicated on December 16, 2014 (http://ir.actavis.com/phoenix.zhtml?c=65778&p=irol-newsArticle&ID=1999688) which will include detail in the following categories – International Brands, Generics and Global Operations, Allergan Medical, and Branded Pharma.
12. How does the better than anticipated financing for the Allergan acquisition impact your aspirational $25 EPS for 2017?
Our long term aspirational target has many moving parts and is still contingent on a number of factors including growth of the base business, execution on synergies and realization of efficiencies and executing on product launches within our pipeline. While our recent share issuance and debt issuance were favorable, w cannot adjust our long-term targets for every movement within the business, whether positive or negative. The $25 EPS for 2017 remains our long-term aspirational goal and we are very well positioned to meet that goal.

13. At your investor day, you said that the $25 aspirational EPS was going to be set as a target for incentive compensation. Has this been approved?
Yes, the $25 target has been approved by the Board of Directors as part of future incentive compensation for the executive team. Additional details were included in our preliminary proxy filed with the Securities and Exchange Commission on March 31, 2015.
14. Is there an AdComm for Eluxadoline?
At this time, an advisory committee meeting is not planned.
15. What is the latest on timing for publication of the Phase II or Japanese studies for DARPin?
Data for the first Phase II trial has been presented, and additional Phase II studies are ongoing in Japan and the USA. The Phase 3 study is designed for 12 weeks dosing and will include criteria provided by the Data and Safety Monitoring Board (DSMB) to monitor inflammation. The study is on track and expected to begin enrollment in late second quarter or early third quarter of 2015.
16. With the announced divestiture of your Australian Generics business, are you signaling a broader sell off of your generics business?
No. We remain committed to our Global Generics business. The planned divestiture of our Australian Generics business is consistent with our strategy to maximize the growth of our Generics and overall business. We looked at Australia and didn’t see a path to achieving a leadership position in generics in that market. Therefore, we are selling that business to refocus those resources on growth in other global markets.
17. When will you provide another update on your pipeline?
We will likely provide a combined company pipeline update in either fourth quarter of 2015 or first quarter of 2016.
18. When will you change your company name from Actavis to Allergan? Will your stock symbol also change?
A shareholder vote is required to change the name to Allergan. Our annual shareholder meeting is scheduled for June
5, 2015. Upon approval, the name will change to Allergan shortly following that meeting. At that time, the trading symbol will also change from ACT to AGN.

Forward-Looking Statement
Statements contained in this communication that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Actavis’ products; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on Form 10-K for the year ended December 31, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.
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